Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Angela Salsman
ARI Network Services
Phone: (414) 973-4331
Email: salsman@arinet.com

ARI ANNOUNCES SECOND QUARTER RESULTS
Company posts strong operating cash flows

Milwaukee, Wis., March 17, 2011 – ARI (OTCBB:ARIS), a leading provider of technology-enabled solutions that help dealers, distributors and manufacturers in selected vertical markets increase revenue and reduce costs, today reported results for its second quarter ended January 31, 2011.

The Company posted a significant increase in operating cash flows, and its revenues, operating income, and net income remained positive, despite the loss from certain non-recurring revenues this fiscal year.

Operations Review

"In the second quarter we continued to successfully execute our strategies of deepening relationships with existing customers to foster organic growth, enhancing our core products and services, and driving innovation and efficiency throughout the entire organization," said Roy W. Olivier, President and Chief Executive Officer of ARI.  "We believe the continued successful execution of our strategy is reflected in the significant year over year increase in operating cash flow, which we used to continue our investment in product development.  We went to market with a significantly upgraded website product during the quarter and are creating new releases and upgrades to both our lead management and catalog products.  Additionally, we continually look for opportunities to refine our organization and processes to drive innovation and efficiency.  In the second quarter we continued to execute our plan to consolidate our data centers into a Tier III hosted facility in Madison, WI.  As we continue to execute on our strategies, we anticipate continued improvements in our performance for the remainder of the fiscal year."

Summary of Financial Results

For the second fiscal quarter ended January 31, 2011:

•
Cash flows from operations were $770,000 for the quarter, compared to $509,000 over the same period last year.  Cash provided by financing activities was $98,000 for the second quarter of fiscal 2011, compared to $306,000 over the same period last year.

•	Revenues for the quarter were $5.2 million, versus $5.3 million last year, a 2% decline.

•	Operating income was $254,000 for the second quarter, a 48% decrease compared to the same period last year.

•	Net income decreased to $123,000, or $0.02 per share, for the second quarter of fiscal 2011, compared to $176,000, or $0.02, per share for the second quarter of fiscal 2010.

ARI Announces Second Quarter Results

For the six months ended January 31, 2011:

•
The Company generated cash flows from operations of $1.3 million for the first half of fiscal 2011, while over the same period last year generated cash flows from operations of $195,000.  Net cash provided by financing activities was $44,000 in the quarter, versus $649,000 last year.

•	Net revenues decreased 2% to $10.6 million for the first half of fiscal 2011, compared to $10.8 million for the first half of fiscal 2010.

•	Operating income decreased 27% to $699,000 for the first half of fiscal 2011, compared to $961,000 for the same period last year.

•	Net income decreased to $222,000, or $0.03 per share, for the first half of fiscal 2011, compared to $338,000, or $0.04 per share, for the first half of fiscal 2010.

Darin R. Janecek, Chief Financial Officer of ARI, commented "entering into fiscal 2011, we anticipated a decline in our revenues and operating results due to the loss of $600,000 of non-cash, non-recurring revenues recognized in the first half of fiscal 2010 associated with the amortization of our deferred revenue liability established at the time of the Channel Blade acquisition.   Despite the absence of these non-cash revenues, we still posted strong operating results, which is a direct reflection of our fiscal 2011 strategy.  We are seeing declines in our customer churn rates, continuing to invest in product development, and uncovering additional areas for efficiencies within the organization.  We are also seeing an increase in the level of monthly recurring revenue.  As a substantial majority of our revenues are subscription-based, increasing MRR is one of, if not the most important financial driver of our business.”

Mr. Olivier added, "I am excited with the results we are seeing from the execution of our strategies.  We anticipate continued improvements in our financial results in the latter half of the year."

For additional information please refer to ARI’s quarterly report on Form 10-Q for the second quarter ended January 31, 2011, filed with the SEC on March 17, 2011.

ARI Announces Second Quarter Results

About ARI

ARI (OTCBB:ARIS) is a leading provider of technology‐enabled solutions that help dealers, distributors and manufacturers worldwide increase revenues and reduce costs.  We deliver our products and services, which include electronic parts catalogs, websites, and lead management solutions, to an estimated 18,000 equipment dealers, 125 manufacturers, and 150 distributors in more than 100 countries worldwide.  Our dealer, manufacturer, and distributor customers are focused in about a dozen vertical markets, with a core emphasis on outdoor power, power sports (including motorcycles), marine, recreation vehicles, and appliances.  For more information on ARI, please visit the Company's website at www.arinet.com.

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Second Quarter Earnings Conference Call

ARI’s second quarter fiscal 2011 earnings release conference call is scheduled for Thursday March 17, 2011 at 4:30 PM U.S. Eastern Time.  To participate in the conference call, please dial-in at least five minutes prior to the start time at 888.452.4007 and enter the pass code 9560600.

A replay of this conference call will be available at the investor relations portion of ARI’s website after 8:00 PM eastern time on March 18th, 2011.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10-K for fiscal year ended July 31, 2011, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

ARI Announces Second Quarter Results

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited) January 31 2011	(Audited) July 31 2010
Current assets:
Cash and cash equivalents	$1,227	$938
Trade receivables, less allowance for doubtful accounts of $355at January 31, 2011 and $565 at July 31, 2010	1,006	1,359
Work in process	112	133
Prepaid expenses and other	588	481
Deferred income taxes	2,294	2,600
Total current assets	5,227	5,511
Equipment and leasehold improvements:
Computer equipment	1,970	1,883
Leasehold improvements	506	506
Software and equipment	2,181	1,970
	4,657	4,359
Less accumulated depreciation and amortization	2,852	2,433
Net equipment and leasehold improvements	1,805	1,926
Capitalized software product costs:
Amounts capitalized for software product costs	16,666	15,919
Less accumulated amortization	14,048	13,524
Net capitalized software product costs	2,618	2,395
Deferred income taxes	1,854	1,616
Other long term assets	66	63
Other intangible assets	2,422	2,827
Goodwill	5,439	5,439
Total assets	$19,431	$19,777

ARI Announces Second Quarter Results

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited) January 31 2011	(Audited) July 31 2010
Current liabilities:
Current borrowings on line of credit	$1,175	$1,025
Current portion of notes payable	549	-
Accounts payable	498	490
Deferred revenue	4,794	5,270
Accrued payroll and related liabilities	1,192	1,322
Accrued taxes	44	60
Other accrued liabilities	749	844
Current portion of capital lease obligations	144	192
Total current liabilities	9,145	9,203
Non-current liabilities:
Notes payable	4,451	5,000
Long-term portion of accrued compensation	-	17
Capital lease obligations	274	338
Other long term liabilities	-	-
Total non-current liabilities	4,725	5,355
Total liabilities	13,870	14,558

Shareholders' equity:
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at January 31, 2011 and July 31, 2010, respectively	-	-

Junior preferred stock, par value $.001 per share, 100,000shares authorized; 0 shares issued and outstanding at January 31, 2011 and July 31, 2010, respectively	-	-

Common stock, par value $.001 per share, 25,000,000 shares authorized; 7,884,498 and 7,768,921 shares issued and outstanding at January 31, 2011 and July 31, 2010, respectively	8	8

Common stock warrants and options	1,042	983
Additional paid-in-capital	95,822	95,748
Accumulated deficit	(91,285)	(91,507)
Other accumulated comprehensive loss	(26)	(13)
Total shareholders' equity	5,561	5,219
Total liabilities and shareholders' equity	$19,431	$19,777

ARI Announces Second Quarter Results

ARI Network Services, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except per Share Data)

	(Unaudited)		(Unaudited)
	Three months ended January 31		Six months ended January 31
	2011	2010	2011	2010
Net revenue	$5,238	$5,334	$10,562	$10,771
Cost of revenue	1,086	973	2,253	1,924
Gross profit	4,152	4,361	8,309	8,847
Operating expenses:
Sales and marketing	1,084	1,196	2,226	2,334
Customer operations and support	922	847	1,711	1,656
Software development and technical support (net of capitalized software product costs)	454	284	776	831
General and administrative	1,028	1,125	2,080	2,168
Restructuring	-	-	-	76
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	410	417	817	821
Net operating expenses	3,898	3,869	7,610	7,886
Operating income	254	492	699	961
Other income (expense):
Interest expense	(203)	(150)	(404)	(289)
Other, net	6	(3)	6	(3)
Total other income (expense)	(197)	(153)	(398)	(292)
Income (loss) from continuing operations before provision for income tax	57	339	301	669
Income tax benefit (expense)	66	-	(79)	(5)
Income from continuing operations	123	339	222	664
Discontinued operations, net of tax	-	(163)	-	(326)
Net income	$123	$176	$222	$338

Income from continuing operations per common share:
Basic	$0.02	$0.04	$0.03	$0.08
Diluted	$0.02	$0.04	$0.03	$0.08

Net income per common share:
Basic	$0.02	$0.02	$0.03	$0.04
Diluted	$0.02	$0.02	$0.03	$0.04